Exhibit 99.6

- 0 COLONY CAPITAL, INC. Proxy for Special Meeting of Stockholders on [ - ], 2016 Solicited on Behalf of the Board of Directors The undersigned stockholder of Colony Capital, Inc. (“Colony”) hereby appoints Darren J. Tangen and Ronald M. Sanders, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of common stock of Colony which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Stockholders of Colony (the “Special Meeting”) to be held on [—], 2016 at [—] a.m., Eastern time, at [—], and at any adjournments or postponements thereof, and at the discretion of the proxies on any other matters that may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and of the accompanying Joint Proxy Statement/Prospectus, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to the Special Meeting. If specific voting instructions are not provided and the signed card is returned, the proxies will vote in accordance with the Board of Directors’ recommendations listed on the reverse side. (Continued and to be signed on the reverse side.) 14475 1.1

ANNUAL MEETING OF STOCKHOLDERS OF

COLONY CAPITAL, INC.

[-], 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST on [-], 2016.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Special Meeting of Stockholders, Joint Proxy Statement/Prospectus and Proxy Card are available at - http://www.astproxyportal.com/ast/COLONY

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

00030000300030300100 3

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, AND "FOR" PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

This proxy, when properly executed, will be voted in the manner directed above. If this proxy is executed but no instruction is given, this proxy will be voted "FOR" Proposal 1, "FOR" Proposal 2, "FOR" Proposal 3, and "FOR" Proposal 4. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

The undersigned hereby acknowledges receipt of Notice of Special Meeting and of the accompanying Joint Proxy Statement/Prospectus, the terms of each of which are incorporated by reference, and hereby revokes any proxy or proxies heretofore given with respect to the matters set forth above.

		FOR	AGAINST	ABSTAIN
Proposal 1.	A proposal to approve the merger of Colony with and into Colony NorthStar, Inc., ("Colony NorthStar") with Colony NorthStar surviving the merger, and the transactions, to the extent applicable to Colony contemplated by the Agreement and Plans of Merger, dated as of June 2, 2016, among Colony, NorthStar Asset Management Group Inc. ("NSAM"), NorthStar Realty Finance Corp. ("NRF"), Colony NorthStar, New Sirius Inc., NorthStar Realty Finance Limited Partnership, Sirius Merger Sub-T, LLC, and New Sirius Merger Sub, LLC (as amended from time to time, the "merger agreement"), pursuant to which NSAM, Colony and NRF through a series of transactions will merge with and into Colony NorthStar (the "Mergers").	☐	☐	☐
Proposal 2.	A proposal to approve a provision in the Colony NorthStar charter containing certain Colony NorthStar stock ownership and transfer restrictions, including a prohibition on any person actually or constructively owning more than 9.8% in value of the aggregate of the outstanding shares of Colony NorthStar's capital stock, or 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Colony NorthStar class A common stock, class B common stock and performance common stock, unless the Colony NorthStar board exempts the person from such ownership limitations.	☐	☐	☐
Proposal 3.	A proposal to approve, by non-binding, advisory vote, the compensation that may become payable to the Colony named executive officers in connection with the Mergers.	☐	☐	☐
Proposal 4.	A proposal to adjourn the Special Meeting, if necessary or appropriate, as determined by Colony, to solicit additional proxies in favor of Proposal 1, Proposal 2 and Proposal 3.	☐	☐	☐

Each of Proposals 1 and 2 will not be deemed approved unless the other is approved.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

CHECK HERE ONLY IF YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON. ☐

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.